                                                                    Exhibit 10.1


                         WALTHAM WESTON CORPORATE CENTER

                                 201 JONES ROAD
                             WALTHAM, MASSACHUSETTS

                          LEASE DATED August 27, 2002


      THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 201 Jones Road, Waltham, Massachusetts.

      The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I

                                 REFERENCE DATA

1.1   SUBJECTS REFERRED TO:

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

      LANDLORD:                      STONY BROOK ASSOCIATES LLC, a
                                     Delaware limited liability company


      LANDLORD'S ORIGINAL            c/o Boston Properties Limited Partnership
      ADDRESS:                       111 Huntington Avenue, Suite 300
                                     Boston, Massachusetts 02199-7610

      LANDLORD'S CONSTRUCTION
      REPRESENTATIVE:                Jeff Lowenberg and Mark Denman

      TENANT:                        NETEGRITY, INC., a Delaware corporation

      TENANT'S ORIGINAL              52 Second Avenue
      ADDRESS:                       Waltham, Massachusetts 02154

      TENANT'S CONSTRUCTION
      REPRESENTATIVE:                Donna Burke

      ESTIMATED TERM
      COMMENCEMENT DATE:             March 1, 2003

      COMMENCEMENT DATE:             As defined in Sections 2.4 and 3.2

      RENT COMMENCEMENT DATE:        The later to occur of (i) August 1, 2003
                                     and (ii) that date which is four (4) months
                                     from the Commencement Date.

      OUTSIDE COMPLETION DATE:       June 30, 2003

      TERM (SOMETIMES CALLED         Sixty-four (64) calendar months (plus
      THE "ORIGINAL TERM"):          the partial month, if any, immediately
                                     following the Commencement Date), unless
                                     extended or sooner terminated as provided
                                     in this Lease.

      EXTENSION OPTION:              One (1) period of five (5) years as
                                     provided in and on the terms set forth in
                                     Section 8.20 hereof.

      THE SITE:                      Those certain parcels of land in Waltham,
                                     Middlesex County, Massachusetts, being more
                                     particularly described in Exhibit A
                                     attached hereto.

      THE BUILDING:                  The Building known as and numbered 201
                                     Jones Road, Waltham, Massachusetts.  The
                                     Building is appropriately labeled on
                                     Exhibit A-1 attached hereto and hereby
                                     made a part hereof.

      THE COMPLEX:                   The Building together with all parking
                                     areas, decks and structures and the Site.

      TENANT'S SPACE:                The entire fifth (5th) floor of the
                                     Building in accordance with the floor plan
                                     annexed hereto as Exhibit D and
                                     incorporated herein by reference.

      NUMBER OF                      Two Hundred Eighteen (218)
      PARKING SPACES:

      ANNUAL FIXED RENT:             (a) For the period commencing on the Rent
                                     Commencement Date and ending on the last

                                     day of the twelfth (12th) full calendar
                                     month of the Original Term of this Lease at the annual rate of $1,359,575.00 (being the product of (i) $25.00 and (ii) the "Rentable Floor Area of Tenant's Space"
                                     (hereinafter defined in this Section 1.1

                                     (b) For the period commencing on the first day of the thirteenth (13th) full calendar month of the Original Term of this Lease and ending on the last day of the thirty-sixth (36th) full calendar month of the Original Term of this Lease, at the annual rate of $1,468,341.00 (being the product of $27.00 and (ii) the Rentable
                                     Floor Area of Tenant's Space).

                                     (c) For the period commencing on the first day of the thirty-seventh (37th) full calendar month of the Original Term of this Lease and ending on the last day of the Original Term of this Lease, at the annual rate of $1,522,724.00 (being the product of $28.00 and (ii) the Rentable Floor Area of Tenant's Space).

                                     (d) During the extension option period (if exercised), as determined pursuant to
                                     Section 8.20.

      BASE OPERATING EXPENSES:       Landlord's Operating Expenses (as
                                     hereinafter defined in Section 2.6) for
                                     calendar year 2003, being January 1, 2003
                                     through December 31, 2003.

      TENANT ELECTRICITY:            Initially as provided in Section 2.5
                                     subject to adjustment as provided in
                                     Section 2.8.

      ADDITIONAL RENT:               All charges and other sums payable by
                                     Tenant as set forth in this Lease, in
                                     addition to Annual Fixed Rent.

      RENTABLE FLOOR AREA
      OF TENANT'S SPACE
      (SOMETIMES ALSO
      CALLED RENTABLE FLOOR
      AREA OF THE PREMISES):         54,383 square feet.

      TOTAL RENTABLE FLOOR
      AREA OF THE BUILDING:          304,050 square feet.

      PERMITTED USE:                 General office purposes.

      INITIAL MINIMUM                $10,000,000.00 combined single limit per
      LIMITS OF TENANT'S             occurrence.
      COMMERCIAL GENERAL
      LIABILITY INSURANCE:

      BROKERS:                       The Columbia Group Realty Advisors
                                     50 Rowes Wharf
                                     Suite 420
                                     Boston, Massachusetts  02110

                                     CRF Partners, Inc.
                                     338 Main Street
                                     Wakefield, Massachusetts  01880

                                     Trammell Crow Company
                                     125 High Street
                                     Boston, Massachusetts 02110

      SECURITY DEPOSIT:              $679,787.50, subject to and in accordance
                                     with the terms and provision of Section
                                     8.21 below.

1.2   EXHIBITS.  There are incorporated as part of this Lease:

      EXHIBIT A               Description of Site

      EXHIBIT A-1             Site Plan of Complex

      EXHIBIT B               Plan of Landlord's Work

      EXHIBIT B-1             Tenant's Submission

      EXHIBIT C               Landlord's Services

      EXHIBIT D               Floor Plan

      EXHIBIT E               Form of Commencement Date Agreement

      EXHIBIT F               Broker Determination

      EXHIBIT G               Notice of Lease

      1.3   TABLE OF ARTICLES AND SECTIONS

      ARTICLE I-REFERENCE DATA

      1.1   Subjects Referred to

      1.2   Exhibits

      1.3   Table of Articles and Sections

      ARTICLE II-BUILDING, PREMISES, TERM AND RENT

      2.1   The Premises

      2.1.1 Tenant's Expansion Options

      2.1.2 Tenant's Right of First Offer

      2.2   Rights To Use Common Facilities

      2.2.1 Tenant's Parking

      2.3   Landlord's Reservations

      2.4   Habendum

      2.5   Fixed Rent Payments

      2.6   Operating Expenses

      2.7   Real Estate Taxes

      2.8   Tenant Electricity

      ARTICLE III-CONDITION OF PREMISES; ALTERATIONS

      3.1   Substantial Completion

      3.2   Certain Tenant Rights

      3.3   General Provisions Applicable to Construction

      3.4   Intentionally Omitted

      3.5   Additional Tenant Work Costs

      3.6   Alterations

      ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

      4.1   Landlord's Covenants

      4.1.1 Services Furnished by Landlord

      4.1.2 Additional Services Available to Tenant

      4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

      4.1.4 Door Signs

      4.2   Interruptions and Delays in Services and Repairs, etc.

      4.3   Landlord Insurance

      4.4   ADA Compliance

      ARTICLE V-TENANT'S COVENANTS

      5.1   Payments

      5.2   Repair and Yield Up

      5.3   Use

      5.4   Obstructions; Items Visible From Exterior; Rules and Regulations

      5.5   Safety Appliances; Licenses

      5.6   Assignment; Sublease

      5.7   Indemnity; Insurance

      5.8   Personal Property at Tenant's Risk

      5.9   Right of Entry

      5.10  Floor Load; Prevention of Vibration and Noise

      5.11  Personal Property Taxes

      5.12  Compliance with Laws

      5.13  Payment of Litigation Expenses

      ARTICLE VI-CASUALTY AND TAKING

      6.0   Landlord's Restoration Estimate

      6.1   Damage Resulting from Casualty

      6.2   Uninsured Casualty

      6.3   Rights of Termination for Taking

      6.4   Award

      ARTICLE VII-DEFAULT

      7.1   Tenant's Default

      7.2   Landlord's Default

      ARTICLE VIII-MISCELLANEOUS PROVISIONS

      8.1   Extra Hazardous Use

      8.2   Waiver

      8.3   Cumulative Remedies

      8.4   Quiet Enjoyment

      8.5   Notice To Mortgagee and Ground Lessor

      8.6   Assignment of Rents

      8.7   Surrender

      8.8   Brokerage

      8.9   Invalidity of Particular Provisions

      8.10  Provisions Binding, Etc.

      8.11  Recording

      8.12  Notices

      8.13  When Lease Becomes Binding

      8.14  Section Headings

      8.15  Rights of Mortgagee

      8.16  Status Reports and Financial Statements

      8.17  Self-Help

      8.18  Holding Over

      8.19  Non-Subrogation

      8.20  Extension Option

      8.21  Security Deposit

      8.22  Late Payment

      8.23  Tenant's Payments

      8.24  Waiver of Trial by Jury

      8.25  Governing Law

                                   ARTICLE II

                        BUILDING, PREMISES, TERM AND RENT

2.1 THE PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Subject to events beyond Landlord's reasonable control, Tenant shall have access to the Premises, including elevator access, twenty-four (24) hours per day, seven (7) days per week.

      Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the acquisition of adjacent property by Landlord or from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

2.1.1 TENANT'S EXPANSION OPTIONS. (A) Upon written notice to be given by Tenant to Landlord no later than October 1, 2003 ("Tenant's First Expansion Notice") Tenant shall have the right to lease an additional 5,000 to 10,000 square feet of rentable floor area located on either the first, second, third or fourth floor of the Building ("Expansion Premises A"), it being understood and agreed that the actual location and square footage of Expansion Premises A shall be determined by Landlord in its sole discretion after receipt by Landlord of Tenant's First Expansion Notice. Expansion Premises A shall be delivered to Tenant between January 1, 2004 and June 30, 2004 (the "Expansion Premises A Delivery Date"), which date shall be determined by Landlord in its sole discretion. Effective as of the Expansion Premises A Delivery Date, for the remainder of the Term of this Lease (including any extension thereof), Expansion Premises A shall be automatically added to the Premises demised under this Lease upon all the same terms and conditions applicable to the Premises (including, without limitation, the rate of Annual Fixed Rent and the provisions for payment of operating expenses, real estate taxes and electricity as set forth below), except as expressly provided to the contrary in the next paragraph of this subsection (A), and from and after the Expansion Premises A Delivery Date the Rentable Floor Area of the Premises shall be increased by the rentable floor area of Expansion Premises A. Landlord and Tenant shall enter into an instrument amending this Lease to memorialize the addition of Expansion Premises A no later than thirty (30) days after the Expansion Premises A Delivery Date, provided, however, that the failure to enter into such an instrument shall not affect the addition of Expansion Premises A to the Premises.

      Notwithstanding anything contained herein to the contrary, (i) in the event that Expansion Premises A is in "shell" condition, Landlord shall, at Landlord's sole cost and expense, deliver said Expansion Premises A to Tenant in substantially the same condition as the Premises are being delivered to Tenant in accordance with Article III below, and (ii) in the event that Expansion Premises A has previously been built out, Landlord shall (x) patch and repaint Expansion Premises A with one coat of paint in the then-existing color of such Expansion Premises A and (ii) perform minor repartitioning work in Expansion Premises A at a cost not to exceed $25,000.00, it being understood and agreed that Tenant shall be responsible for all costs of repartitioning work above $25,000.00 (provided, however, that Tenant shall have the option of accepting Expansion Premises A in their "as-is" condition without any obligation on Landlord's part to perform any additions, alterations, improvements or other work therein or pertaining thereto, and without any cost or expense to Landlord or Tenant).

      (B) Upon written notice to be given by Tenant to Landlord no later than September 1, 2004 ("Tenant's Second Expansion Notice"), Tenant shall have the right to lease an additional 10,000 to 25,000 square feet of rentable floor area located on either the first, second, third or fourth floor of the Building ("Expansion Premises B"). Expansion Premises B shall be delivered to Tenant between July 1, 2005 and December 31, 2005 (the "Expansion Premises B Delivery Date"), which date shall be determined by Landlord in its sole discretion. Within twenty (20) days after the date of Tenant's Second Expansion Notice, Landlord shall advise Tenant of (i) the actual location and square footage of Expansion Premises B (which shall be determined by Landlord in its sole discretion) and the Expansion Premises B Delivery Date, (ii) the annual fair market rent for such space as of the Expansion Premises B Delivery Date based upon the use of such space as first class office space and the location of such space in the Building utilizing properties of similar character in the Boston West Suburban Market (the "Expansion Premises B Annual Market Rent") and (iii) the other business terms upon which Expansion Premises B is to be made available to Tenant (said notice from Landlord being hereinafter referred to as "Landlord's Expansion Premises B Terms Notice").

      Within ten (10) days after receipt of Landlord's Expansion Premises B Terms Notice, Tenant shall provide Landlord with written notice (x) of Tenant's agreement with and acceptance of the terms set forth in Landlord's Expansion B Premises Terms Notice or (y) requesting a broker determination of the "Prevailing Market Rent" and other business terms and conditions for such space (the "Expansion Premises B Broker Determination"), to be made in the manner set forth in Exhibit F or (z) revoking its exercise of Tenant's Second Expansion Notice. If Tenant shall give the notice specified in subsection (x) above, then Expansion Premises B shall be incorporated into the Premises as of the Expansion Premises B Delivery Date upon all of the same terms and conditions contained in this Lease, except for the provisions of this Section 2.1.1(B), the Annual Fixed Rent for such space (which shall be equal to the Expansion Premises B Annual Market Rent as quoted by Landlord) and those provisions which are inconsistent with the terms of Landlord's Expansion Premises B Terms Notice. If Tenant shall have given the notice specified in subsection (y) above requesting the Expansion Premises B Broker Determination, then Expansion Premises B shall be incorporated into the Premises as of the Expansion Premises B Delivery Date upon all of the same terms and conditions contained in this Lease, except for the provisions of this
      Section 2.1.1(B) and the Annual Fixed Rent and other business terms and conditions for such space (which shall be as determined by the Expansion Premises B Broker Determination). From and after the Expansion Premises B Delivery Date the Rentable Floor Area of the Premises shall be increased by the rentable floor area of Expansion Premises B. Landlord and Tenant shall enter into an instrument amending this Lease to memorialize the addition of Expansion Premises B within thirty (30) days after the Expansion Premises B Delivery Date, provided, however, that the failure to enter into such an instrument shall not affect the addition of Expansion Premises B to the Premises. If Tenant shall have given the notice specified in subsection (z) above revoking its exercise of Tenant's Second Expansion Notice, then the provisions of this Section 2.1.1(B) shall be null and void and of no further force and effect and Tenant shall have no further rights with respect to Expansion Premises B (except as may be set forth in Section 2.1.2 below).

      Notwithstanding anything contained in this Lease to the contrary, it is understood and agreed that in the event Tenant shall exercise its option to lease Expansion Premises B as set forth in this Section 2.1.1(B), the Term of this Lease for the entire Premises (i.e. the Premises, Expansion Premises A if Tenant has leased the same and Expansion Premises B, but not including any First Offer Space as defined in Section 2.1.2 below) shall be adjusted to create a new term commencing on the Expansion Premises B Delivery Date and expiring on the last day of the sixtieth (60th) full calendar month immediately following the Expansion Premises B Delivery Date (the "Adjusted Term") (it being understood and agreed that Tenant's right to extend the Term of this Lease as set forth in Section 8.20 hereof would thereafter apply to the entire Premises as described above and would be exercisable upon the expiration of the Adjusted Term). Annual Fixed Rent and Additional Rent with respect to the Premises and Expansion Premises A would continue to be payable at the rates set forth in this Lease with respect to that portion of the Adjusted Term as would otherwise have constituted the remainder of the Original Term of this Lease; provided, however, that upon what would have otherwise been the expiration of the Original Term of this Lease with respect to the Premises and Expansion Premises A and for the remainder of the Adjusted Term, Annual Fixed Rent and Additional Rent with respect to such space shall be payable at the same rates as applicable to Expansion Premises B as determined in accordance with the provisions of this Section 2.1.1(B).

      (C) Time is of the essence in the delivery by Tenant of Tenant's First Expansion Notice and Tenant's Second Expansion Notice. It is understood and agreed that Tenant's rights as set forth in this Section 2.1.1 shall only be available to the extent that at the time Tenant exercises its option and upon the delivery of the applicable expansion premises to Tenant (i) Tenant is not then in default in the performance of any of its obligations under this Lease beyond any applicable notice and cure periods, (ii) Tenant has not assigned this Lease nor sublet in the aggregate thirty-three percent (33%) or more of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.1 hereof) and (iii) this Lease is still in full force and effect. It is further understood and agreed that Tenant's rights as set forth in subsection (A) and (B) above shall be independent of each other, such that Tenant shall have the right to lease Expansion Premises B even if it had not previously exercised its option to lease Expansion Premises A.

2.1.2 TENANT'S RIGHT OF FIRST OFFER. (A) As of the date hereof, the fourth (4th) floor of the Building (the "First Offer Space") is currently unoccupied. Landlord shall have the right to market and lease such First Offer Space to third parties (the "Initial Tenants") in Landlord's sole discretion. Any such leases and the terms thereof, including, but not limited to, the original terms, any options to extend the terms, any expansion rights or options and any amendments thereto are hereinafter called the "Initial Leases". Subject to the Initial Leases and the rights of the Initial Tenants thereunder, which rights are prior to the offer right of Tenant under this Section 2.1.2 and notwithstanding that amendments to Initial Leases may be executed by the Initial Tenants subsequent to the date of this Lease, and provided that at the time any portion of the First Offer Space becomes available for leasing (i) there is no "Event of Default" (as defined in Section 7.1), (ii) Tenant has not assigned this Lease or sublet in the aggregate thirty-three percent (33%) or more of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.1 hereof) and (iii) this Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to relet any portion of the First Offer Space on or after October 1, 2004 without first giving to Tenant an opportunity to lease such space on the terms and conditions hereinafter provided. If such space becomes so available for reletting, Landlord shall notify Tenant of the availability of such space ("Landlord's Offer Notice") and shall advise Tenant of the annual fair market rent for such space as of the date when the same becomes so available for reletting based upon the use of such space as first class office space and the location of such space in the Building utilizing properties of similar character within the Boston West Suburban Market and other business terms upon which Landlord is willing to lease such space (collectively, the "First Offer Space Terms and Conditions").

      (B) If Tenant wishes to exercise Tenant's right of offer, Tenant shall do so, if at all, by giving Landlord notice within fifteen (15) business days after receipt of Landlord's Offer Notice, time being of the essence, (i) of Tenant's desire to lease such space on the terms set forth in Landlord's Offer Notice or (ii) requesting a broker determination of the "Prevailing Market Rent" and other business terms and conditions for such space (the "First Offer Space Broker Determination"), to be made in the manner set forth in Exhibit F.

      (C) If Tenant timely shall give the notice specified in subsection (B)(i) hereinabove, the same shall constitute an agreement to enter into an amendment to this Lease to incorporate such space into the Premises within twenty (20) days thereafter, upon all of the same terms and conditions contained in this Lease, except for the provisions of this Section 2.1.2, the Annual Fixed Rent and other business terms and conditions for such space (which shall be the First Offer Space Terms and Conditions as quoted by Landlord) and those provisions which are inconsistent with the terms of Landlord's Offer Notice. If Tenant timely shall have given the notice specified in subsection (B) (ii) above requesting the First Offer Space Broker Determination, then in order to exercise its right of first offer, Tenant, within fifteen (15) business days after receipt of the First Offer Space Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right of offer pursuant to this Section, in which case the Annual Fixed Rent and other business terms and conditions for such space shall be as determined by the First Offer Space Broker Determination. Upon the giving of notice by Tenant within said fifteen (15) day period as provided in this subsection then the same shall constitute an agreement to enter into an amendment to this Lease to incorporate such space into the Premises within twenty (20) days thereafter upon all the same terms, conditions, covenants and agreements contained in this Lease, except for the provisions of this
      Section 2.1.2, the Annual Fixed Rent and other business terms and conditions for such space which shall be determined as described in this subsection and those provisions which are consistent with the terms of Landlord's Offer Notice.

      (D) If Tenant shall not so exercise such right to lease such space within the periods specified in subsections (B) or (C) above, as applicable, time being of the essence in respect of such exercise, Tenant shall have no further right of offer hereunder with respect to that portion of the First Offer Space then being offered for lease (it being understood that Tenant's right of first offer shall be a one time right only) and Landlord shall be free to enter into a lease or leases of such space with another prospective tenant or tenants upon such terms and conditions as Landlord shall determine, which terms may include rights for options to extend the term or to expand the size of the premises under such lease or leases; provided, however, that if following the date of Landlord's Offer Notice, Landlord proposes to lease the applicable portion of the First Offer Space at a rental rate that is equal to or less than ninety-five percent (95%) of the rental rate set forth in Landlord's Offer Notice, the terms of this
      Section 2.1.2 shall continue to apply to such portion of the First Offer Space.

      (E) If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant's occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant and no rent shall be due on such additional space until the same is delivered to Tenant. The failure of the then occupant of such premises to so vacate, shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent or other charges payable under this Lease or any portions thereof. Notwithstanding the foregoing, Tenant shall have the right to rescind its exercise of its right of first offer hereunder in the event that Landlord shall fail to deliver the applicable portion of the First Offer Space within six (6) months from the delivery date set forth in Landlord's Offer Notice, which such rescission shall be set forth in a notice given by Tenant to Landlord no later than fifteen (15) days from the expiration of the aforesaid six-month period.

      (F) It is understood and agreed that Tenant's rights as set forth in this
      Section 2.1.2 shall be independent of its rights as set forth in Section
      2.1.1 above, such that Tenant shall have the right to lease the First Offer Space regardless of whether or not it has exercised its rights to lease Expansion Premises A and/or Expansion Premises B.

2.2 RIGHTS TO USE COMMON FACILITIES. Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the cafeteria and fitness center serving the Building. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.2.1 TENANT'S PARKING. In addition, Tenant shall have the right, free of charge during the Original Term of this Lease, to use in the parking area the Number of Parking Spaces (referred to in Section 1.1, which such Number of Parking Spaces shall be increased proportionately to reflect any increases in the Rentable Floor Area of the Premises) for the parking of automobiles, in common with use by other tenants from time to time of the Complex, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations of general application promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors), and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use and with no material reduction in the usable floor area of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and
      (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the

      Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 HABENDUM. Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are ready for occupancy as in Section 3.1 provided, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses, and continuing for the Term unless sooner terminated as provided in
      Article VI or Article VII or unless extended as provided in Section 8.20.

      As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5 FIXED RENT PAYMENTS. Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) (a) on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $1.00 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to escalation as provided in Section 2.8 and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 8.20 for the extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

      Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

      Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

      Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

      The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 OPERATING EXPENSES. "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) and tenant electricity for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; cost of operating, maintaining and cleaning the cafeteria and fitness center serving the Building; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor and interest thereon or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are hereafter in force; plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

      Notwithstanding the foregoing provisions, the following shall be excluded from Landlord's Operating Expenses:

      (1) Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, and other concessions incurred in connection with leasing spacing in the Building;

      (2) Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site;

      (3) Expenses incurred in obtaining a tax refund and abatement which have otherwise been paid by Tenant pursuant to Section 2.7;

      (4) Costs incurred in performing work or finishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or services is in excess or any work or service the Landlord is obligated to furnish to Tenant at Landlord's expense;

      (5) The cost of any item or service to the extent to which Landlord is reimbursed or compensated by insurance, any tenant, or any third party;

      (6) The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

      (7)   Any advertising, promotional or marketing expenses for the Building;

      (8) With the exception of the management fee described in the first paragraph of this Section 2.6, the cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the vicinity of the Building;

      (9) Penalties and interest for late payment of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

      (10) Salaries or other compensation paid to employees above the grade of Building manager;

      (11)  Cost of installing sculpture, paintings or other objects of art;

      (12) Cost of repairs, replacements, alterations or improvements necessary to make the Building comply with applicable law as of the date of this Lease;

      (13) Legal fees or other expenses incurred in connection with negotiating and enforcing leases with tenants in the Building; and

      (14) Depreciation except as specifically otherwise expressly provided in this Lease.

      "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

      "Base Operating Expenses" is hereinbefore defined in Section 1.1. Base Operating Expenses shall not include utility increases due to extraordinary circumstances, including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

      "Base Operating Expenses Allocable to the Premises" means the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

      If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (Base Operating Expenses Allocable to the Premises referred to above do not include the $1.00 for tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in
      Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

      Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund within thirty (30) days such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord). Upon no less than five (5) business days prior notice to Landlord, Tenant, at Tenant's expense, may examine Landlord's books and records regarding such statement at a mutually agreeable time during Landlord's business hours at a place designated by Landlord, but Landlord need not retain such books or records for more than three (3) years after the close of the applicable calendar year. In the event such examination reveals a discrepancy between such statement and Landlord's Operating Expenses, Tenant shall provide Landlord written notice thereof within thirty (30) days of the examination. Within a reasonable time following Landlord's receipt of such notice not to exceed thirty (30) days, Landlord shall have the right to verify such discrepancy as stated in Tenant's notice, and if Landlord reasonably determines such discrepancy shall exist, Landlord shall provide Tenant notice confirming the amount of the refund due to Tenant or payment due to Landlord, as applicable, due to such discrepancy. The failure by Landlord to respond to Tenant's notice within the aforesaid thirty (30) day period shall be deemed to be a confirmation by Landlord of such discrepancy. Within thirty (30) days of Tenant's receipt of such notice, the amount due to such discrepancy shall be refunded to Tenant or paid to Landlord, as applicable. In addition, in the event there is a discrepancy between Landlord's statement and Landlord's Operating Expenses exceeding five percent (5%), Landlord shall reimburse Tenant for Tenant's reasonable fees paid by Tenant for the examination of Landlord's books and records in an amount not to exceed $5,000.00. Tenant shall hold such books, records and other information gathered from such examination in confidence and not disclose the same to any other party, including, without limitation, any other tenant in the Building.

      In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Landlord's Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Term.

      Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

2.7 REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed $3.75 per square foot of Rentable Floor Area of the

      Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of $3.75 per square foot of Rentable Floor Area of the Premises, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund within thirty
      (30) days such portion of the over-payment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

      To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

      Terms used herein are defined as follows:

(i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

            (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

            (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

            (iv) "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.8 TENANT ELECTRICITY. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to the Premises (including electricity usage for lighting and outlets within the Premises and the distribution component of the heating, ventilation and air conditioning system serving the Premises) per check meter readings for a full calendar year exceeds $1.00 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $1.00 per square foot of Rentable Floor Area of the Premises, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, the amount of such excess. Payments by

      Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term. If the Landlord shall reasonably determine that the cost of the electricity furnished to the Tenant at the Premises exceeds the amount being paid under Sections 2.5 and 2.8, then the Landlord may charge the Tenant for such excess and the Tenant shall pay the same within thirty
      (30) days of billing therefor.

      Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

                                   ARTICLE III

                       CONDITION OF PREMISES; ALTERATIONS

3.1   SUBSTANTIAL COMPLETION.

      (A) Plans and Construction Process.

      (1) Landlord's Work. Attached hereto as Exhibit B are a space plan and detailed scope showing the work to be performed by Landlord, at Landlord's cost and expense, in order to prepare the Premises for Tenant's occupancy (such work being hereinafter referred to as the "Landlord's Work"). For the purposes of this Lease, the term "Landlord's Work" shall mean all labor, materials and other work necessary for the construction of the improvements described in Exhibit B.

      (2) Additional Tenant Work. On or before September 1, 2002 (the "Tenant's Submission Date"), Tenant shall deliver to Landlord the data and information required by Exhibit B-1 attached hereto for approval by Landlord (the "Tenant's Submission"), which approval Landlord shall not unreasonably withhold or delay (provided, however, that Landlord's determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord's sole discretion), showing items of work Tenant desires Landlord to perform in addition to the Landlord's Work (such work being hereinafter referred to as the "Additional Tenant Work"). For the purposes of this Lease, the term "Additional Tenant Work" shall mean all labor, materials and other work necessary for the construction of the improvements described in the Tenant's Submission. Landlord shall respond to Tenant within three (3) business days after receipt of Tenant's Submission, either approving such Tenant's Submission, requesting additional information in connection therewith or disapproving particular items shown thereon.

      (3) Additional Tenant Work Costs. Upon its approval of the Tenant's Submission, Landlord shall cause to be prepared a detailed floor plan layout together with working drawings (the "Plans") reflecting the Landlord's Work and the Additional Tenant Work (such work being hereinafter referred to collectively as the "Work"). In connection with the foregoing, it is understood and agreed that Landlord shall be responsible for the design costs associated with the Landlord's Work and Tenant shall be responsible (as part of the Additional Tenant Work Costs, as hereinafter defined) for the design costs associated with the Additional Tenant Work. On or before October 1, 2002, Landlord shall furnish to Tenant (i) a written statement of the costs of the Additional Tenant Work (such costs being hereinafter referred to as the "Additional Tenant Work Costs"), which such costs shall be paid by Tenant as Additional Rent in accordance with Section 3.5 below, and (ii) a list of any items of the Additional Tenant Work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the Additional Tenant Work in the Premises and require additional time for receipt or installation ("Long Lead Items").

      (4) Authorization to Proceed Date. On or before October 8, 2002 (the "Authorization to Proceed Date"), Tenant shall give Landlord written authorization to either proceed with the Additional Tenant Work in accordance with the approved Tenant's Submission or to proceed with the Additional Tenant Work as the same may be modified by Tenant to remove particular items of work originally shown on the Tenant's Submission (such notice in either event being referred to as the "Notice to Proceed"). In addition, Tenant shall, on or before the later to occur of (x) the Authorization to Proceed Date or (y) five (5) business days after the request therefor, execute and deliver to Landlord any affidavits and documentation requested by Landlord in writing required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord's Work on a timely basis ("Permit Documentation").

      (5) Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord's approval change order requests subsequent to the Notice to Proceed, if any (each, a "Change Order Request"). Landlord agrees to respond to any such Change Order Request within such time as is reasonably necessary (taking into consideration the information contained in such Change Order Request) after the submission thereof by Tenant, advising Tenant of any anticipated costs ("Change Order Costs") associated with such Change Order Request, as well as an estimate of any delay which would likely result in the completion of the Work if a Change Order Request is made pursuant thereto. Tenant shall have the right to then approve or withdraw such Change Order Request within five (5) business days after receipt of such information. If Tenant fails to respond within such five (5) business day period, such Change Order Request shall be deemed withdrawn. If Tenant approves such Change Order Request, then such Change Order Request shall be deemed a "Change Order" hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Additional Tenant Work Costs and shall be paid in the same manner as Additional Tenant Work Costs are paid as set forth in
      Section 3.5.

      (6) Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any written (including e-mail) request from Landlord, Landlord's architect, Landlord's contractor and/or Landlord's Construction Representative for approvals or information in connection with the Work, within three (3) business days of Tenant's receipt of such request.

      (7) Time of the Essence. Time is of the essence in connection with the obligations of Landlord and Tenant under this Section 3.1.

      (B) Tenant Delay.

      (1) A "Tenant Delay" shall be defined as the following:

         (a) Tenant's failure to submit the Tenant's Submission on or before the Tenant's Submission Date, to give authorization to Landlord to proceed with the Additional Tenant Work on or before the Authorization to Proceed Date or to provide all required Permit Documentation to Landlord on or before the Authorization to Proceed Date (assuming in any event that such failure is not the direct result of Landlord's failure to timely give any notice required in this Section 3.1); or

         (b) Tenant's failure timely to respond to any request from Landlord, Landlord's architect, Landlord's contractor and/or Landlord's Construction Representative including, without limitation, within the time periods set forth in Section 3.1(A)(6) above;

         (c) Tenant's failure to pay the Additional Tenant Work Costs in accordance with Section 3.5;

         (d) Any delay due to Long Lead Items;

         (e) Any delay due to changes, alterations or additions required or made by Tenant after giving Landlord the Notice to Proceed, including, without limitation, Change Orders; or

         (f) Any other delays caused by Tenant, Tenant's contractors, or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant's occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

      (2) Tenant Obligations with Respect to Tenant Delays.

         (a) Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant, unless such Tenant Delay is the direct result of Landlord's failure to give any notice required by Landlord to be given under this Section 3.1. The Work shall be deemed substantially completed as of the date when the Work would have been substantially completed but for any Tenant Delays, as determined by Landlord's architect in the exercise of its good faith business judgment.

         (b) Tenant shall reimburse Landlord the amount, if any, by which the cost of the Work is increased as the result of any Tenant Delay, as reasonably evidenced by Landlord.

         (c) Any amounts due from Tenant to Landlord under this Section 3.1(B)(2) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 3.1(B)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

      (C) Substantial Completion of Landlord's Work.

      (1) Landlord's Obligations. Subject to Tenant Delays and delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty, or other events reasonably beyond Landlord's control (collectively, "Force Majeure"), Landlord shall use reasonable speed and diligence to have the Work substantially completed on or before the Estimated Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction in the Premises, except as set forth in Section 3.2 below.

      (2) Definition of Substantial Completion. The Premises shall be treated as having been substantially completed on the later of:

         (a) The date on which the Work, together with common facilities for access and services to the Premises, has been completed (or would have been completed except for Tenant Delays) except for minor items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items), or

         (b) The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use (or would have been obtained but for Tenant Delays).

      In the event of any dispute as to the date on which the Work has been substantially completed, the reasonable determination of Landlord's architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

      (3) Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner. Landlord shall use reasonable efforts to minimize disruption to Tenant's business during Landlord's completion of such work to the extent reasonably practicable under the circumstances.

      (4) Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant's trade fixtures and computer, telephone and other communications equipment, furniture, systems and wiring in portions of the Premises no later than fourteen (14) days prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be at upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises and tenant electricity) and shall be at Tenant's sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors).

      (5) Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Premises are in fact actually substantially complete, the Premises are deemed to be substantially complete pursuant to the provisions of this Section 3.1 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed) be entitled to take possession of the Premises for the Permitted Use until the Premises are in fact actually substantially complete.

3.2 CERTAIN TENANT RIGHTS. (A) If Landlord shall have failed substantially to complete the Work in the Premises described in the Plans on or before April 1, 2003 (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Tenant Delays), Landlord shall pay to Tenant or grant Tenant free rent (at Landlord's election) in an amount equal to the sum of
      (I) Seventy Thousand Two Hundred Seventy-Three and 00/100 Dollars ($70,273.00) per month (prorated as appropriate to the extent that Tenant is only required to pay holdover costs for a partial month) (the "Holdover Compensation"), being equal to the difference between (x) the monthly holdover costs chargeable by the sublandlord and payable by Tenant under that certain Agreement of Sublease dated March 31, 2000 (the "52 Second Avenue Sublease") by and between

      Renaissance Worldwide, Inc., as sublandlord, and Tenant, as subtenant, with respect to premises located at 52 Second Avenue, Waltham, Massachusetts (the "52 Second Avenue Premises") during any period of time in which Tenant remains in occupancy of the 52 Second Avenue Premises beyond the expiration date of the 52 Second Avenue Sublease (as set forth in the next paragraph of this subsection (A)) and (y) the monthly amount that Tenant otherwise have been required to pay for the 52 Second Avenue Premises in accordance with the terms and provisions of the 52 Second Avenue Sublease in the absence of any holdover penalties, plus (II) the costs (if any) actually incurred by Tenant under Section 17 of the 52 Second Avenue Sublease as the direct result of Landlord's failure to substantially complete the Work by April 1, 2003, as such date may be extended as the result of Tenant Delays (it being understood and agreed that in no event shall Landlord be liable for any costs pursuant to this subsection (II) in excess of Seventy Thousand Two Hundred Seventy-Three and 00/100 Dollars ($70,273.00) in the aggregate). In that regard, it is understood and agreed that Landlord shall under no circumstances be required to pay any Holdover Compensation if the Work is substantially completed on or before April 1, 2003 or if no holdover penalties are actually imposed by the sublandlord under the 52 Second Avenue Sublease.

      In connection with the foregoing, Tenant represents and warrants that (i) there are no amendments to the 52 Second Avenue Sublease other than those listed in the immediately preceding paragraph (if any) and (ii) the term of the 52 Second Avenue Sublease is scheduled to expire on March 31, 2003. Tenant further covenants and agrees that it will not amend the 52 Second Avenue Sublease or otherwise take any action thereunder that would increase the amount of holdover costs to be paid by Tenant under the 52 Second Avenue Sublease following the expiration of the term thereof without the prior written consent of Landlord (provided that in any event, if the holdover costs are increased without Landlord's consent, Landlord shall have no liability or responsibility therefor and such increase shall not be deemed to be a part of the Holdover Compensation otherwise payable hereunder). In addition, notwithstanding anything contained in this subsection (A) to the contrary, it is understood and agreed that (i) Landlord shall have no liability or responsibility to pay any holdover costs incurred by Tenant attributable to any reason other than the failure of Landlord to substantially complete the Work by April 1, 2003 and (ii) such right to receive Holdover Compensation shall be Tenant's sole and exclusive remedy for Landlord's failure to substantially complete the Work within such time.

      (B) If Landlord shall have failed substantially to complete the Work in the Premises described in the Plans on or before the Outside Completion Date as defined in Section 1.1 hereof (which date shall be extended automatically (i) for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Tenant Delays or (ii) for up to two hundred forty (240) days in the event of any Force Majeure as defined in Section 3.1) Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty
      (30) days after receipt of such notice, Landlord substantially completes the Work; and such right of termination shall be Tenant's sole and exclusive remedy for Landlord's failure so to complete the Work within such time. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing the Work pursuant to Section 3.1, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

3.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all requirements of insurers of the Building ("Insurance Requirements"). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying. Except as otherwise provided in Article IV, the work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for (i) items which are uncompleted (including punch list items and long lead items) at the time Tenant commences occupancy, (ii) items as to which Tenant shall have given notice to Landlord within thirty (30) days of the Commencement Date and (iii) items which could not readily have been discovered in the exercise of reasonable diligence within the thirty (30) day period set forth in subsection (ii) above and as to which Tenant shall have given notice no later than twelve (12) months after the date Landlord's Work is deemed substantially complete in accordance with
      Section 3.1 above.

3.4   INTENTIONALLY OMITTED.

3.5 ADDITIONAL TENANT WORK COSTS. To the extent, if any, that there are Additional Tenant Work Costs, Tenant shall pay Landlord, as Additional Rent, 100% of the Additional Tenant Work Costs at the time the Notice to Proceed is given (or in the case of a Change Order, at the time of Tenant's approval of the Change Order Request).

3.6 ALTERATIONS. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld or delayed (provided, however, that Tenant shall have the right to make decorative changes such as repainting or recarpeting the Premises at a cost not to exceed $50,000 during any twelve (12) month period during the Lease Term without Landlord's consent, so long as the other conditions set forth in this Section 3.6 have been satisfied). However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Section 3.1) which (a) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, or (d) enlarge the Rentable Floor Area of the Premises. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and Insurance Requirements nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Site or unreasonably interfere with construction or operation of the Building and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies reasonably approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, directly and specifically result from any alteration, addition or improvement to the Premises made by Tenant.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1   LANDLORD COVENANTS:


      4.1.1 SERVICES FURNISHED BY LANDLORD. To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with
      Section 2.6.

      4.1.2 ADDITIONAL SERVICES AVAILABLE TO TENANT. To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

      4.1.3 ROOF, EXTERIOR WALL, FLOOR SLAB AND COMMON FACILITY REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in
      Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to and replacements of the roof, exterior walls, floor slabs and common areas, building systems (including heating, ventilation and air conditioning, electrical, water and sewer) and facilities as may be necessary to keep them in good and serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

      4.1.4 SIGNAGE. (A) To provide and install, at Landlord's expense, letters to identify Tenant's official name (i) in the existing building standard directory located at the ground floor entrances to the Building, (ii) on the existing monument sign at the intersection of Route 117 and Jones Road, (iii) on the existing monument type directional sign at the entrance to the drop-off area for the Building and (iv) in the existing brush stainless steel signage system in the main lobby on the ground floor of the Building.

      (B) All signage described herein shall be in the building standard graphics and no others shall be used or permitted.

      (C) Tenant's rights set forth herein shall be available only so long as this Lease is in full force and effect and there shall not exist any Event of Default, and shall not be available and shall cease at such time as Netegrity, Inc. shall cease to be the Tenant hereunder (provided, however, that such signage rights shall be transferable in the event of an assignment or subleasing pursuant to Section 5.6.1 below, so long as Tenant pays all costs associated with resigning).

      (D) Tenant's rights as set forth herein shall be in common with signage rights granted from time to time by Landlord or the owner of the Site or portions thereof to other tenants of the Building or the Site.

4.2 INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS, ETC. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises in the manner set forth in this Lease for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided below or in
      Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof. Notwithstanding the foregoing, in the event that the electrical, heating, ventilating, air conditioning, or all elevator service to the Premises shall be shut down for more than five (5) full and consecutive business days, then, Tenant shall be entitled to an equitable abatement of Annual Fixed Rent in an amount proportionate to the nature and extent of the interruption of Tenant's usage of the Premises as a result of the loss of service (taking into account any recovery Tenant may receive under any insurance policy providing coverage for business interruption). Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

4.3 LANDLORD INSURANCE. Landlord shall carry at all times during the Term of this

      Lease (i) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000.00 combined single limit per occurrence and (ii) insurance against loss or damage with respect to the Building covered by the so-called "all risk" type insurance coverage in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.4 ADA COMPLIANCE. As of the date hereof, Landlord represents and warrants that Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act.

                                    ARTICLE V

                               TENANT'S COVENANTS

      Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 PAYMENTS. To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2   REPAIR AND YIELD UP. Except as otherwise provided in Article VI and
      Section 4.1.3 to keep the Premises in good order, repair and condition, reasonable wear and tear and damage caused by casualty or eminent domain only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear and damage caused by casualty or eminent domain only excepted, first removing
      (i) all goods and effects of Tenant, (ii) to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment and (iii) to the extent specified by Landlord at the time approval of the same is given, all alterations and additions made by Tenant and all partitions, and in any event repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other building caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3 USE. To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (unless consented to by Landlord, which consent shall not be unreasonably withheld or delayed), or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building that would not have been rendered necessary but for such use by Tenant. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C.
      Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

      Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses, provided that Tenant uses such substances in the manner in which they are normally used, and in compliance with all Hazardous Materials Laws and other Legal Requirements.

5.4 OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS. Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the

      Premises; and to comply with all reasonable Rules and Regulations of general applicability now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 SAFETY APPLIANCES. To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6 ASSIGNMENT; SUBLEASE. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Sections 5.6.2 and 5.6.4 below, but subject to the provisions of Sections 5.6.3 and 5.6.5, below Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to
      (i) any parent or subsidiary corporation of Tenant, (ii) any corporation into which Tenant may be converted or with which it may merge or (iii) any entity which acquires all or substantially all of the stock or assets of Tenant, provided that in the event of any of the foregoing the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease. In the event of an assignment or subletting pursuant to subsection (i) above, if any parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered a new assignment or subletting subject to the applicable provisions of Sections 5.6 through 5.6.5 as appropriate.

5.6.1.1 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires (i) to assign this Lease or (ii) to sublet fifty percent (50%) or more of the Rentable Floor Area of the Premises for all or substantially all of the then-remaining Term of this Lease, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within twenty (20) days after receipt of Tenant's notice, to terminate this Lease as of the effective date of the proposed assignment or subletting (as set forth in Tenant's notice); provided, however, that upon the termination date, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. Notwithstanding the foregoing, in the event that Tenant shall only propose to sublease a portion of the Premises, Landlord shall only have the right to so terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease (the "Terminated Portion of the Premises") and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises.

      In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 5.6.2-5.6.5 shall be applicable. This
      Section 5.6.1.1 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.2 Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3,
      5.6.4 and 5.6.5 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.1.1, or shall have failed to give any or timely notice under Section 5.6.1.1, then for a period of one hundred twenty (120) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the twenty (20) day period referred to in Section 5.6.1.1, in the event Landlord shall not give any or timely notice under Section 5.6.1.1 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.3 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

            (a) the proposed assignee or subtenant is in active negotiation with Landlord for premises in the Building (and adequate space is available for such tenant in the Building) or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

            (b) the proposed assignee or subtenant is not of good character and reputation, or

            (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

            (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

            (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden permitted in this Lease; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

            (f) there shall be existing an Event of Default (defined in Section 7.1), or

            (g) any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

5.6.3 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the material terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section
      5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

      Landlord shall respond to Tenant's request for consent within fifteen (15) days after receipt thereof, either approving the proposed assignment or sublease, rejecting the same or requesting additional information; it being understood and agreed that Landlord's failure to timely respond shall be deemed to be an approval of the proposed assignment or sublease. If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred twenty (120) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 shall be applicable.

5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord. The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the actual costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions, alteration allowances and reasonable attorneys fees), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within sixty (60) days of the full execution of the sublease or assignment document.

      All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.5 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
          Section 5.6.2 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation
          (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 through 5.6.5 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

      (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (such legal expenses not to exceed $2,500.00 in connection with any single request for consent).

      (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time following the occurrence of an Event of Default hereunder, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

      (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

      (E) On or after the occurrence and during the continuation of an "Event of Default" (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits (provided, however, that fifty percent (50%) of such Assignment/Sublease Profits shall be credited against amounts due and payable from Tenant on account of Annual Fixed Rent for such period).

      (F) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress, such approval not to be unreasonably withheld, conditioned or delayed; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than seven (7) subleases in effect for the Premises at any given time.

5.7 INDEMNITY; INSURANCE. (A) To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

      (B) To maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which (i) may be maintained via an umbrella policy and (ii) shall, at the commencement of the Term, be at least equal to those stated in
      Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord, and worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published. Any and all such insurance
      (x) may be maintained under a blanket policy affecting other properties of Tenant and (y) may be written with deductibles as determined by Tenant and, as affect the Premises, reasonably approved by Landlord.

5.8 PERSONAL PROPERTY AT TENANT'S RISK. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or to the extent that such loss, damage or liability is caused by the negligence or willful misconduct of Landlord. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 RIGHT OF ENTRY. To permit Landlord and its agents to examine the Premises at reasonable times and upon reasonable prior notice (except in the event of an emergency) and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. In connection with its exercise of the rights set forth herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business operations at the Premises to the extent reasonably practicable under the circumstances.

5.10 FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE. Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 PERSONAL PROPERTY TAXES. To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 COMPLIANCE WITH LAWS. To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12. Notwithstanding the foregoing, except to the extent caused by Tenant or its employees, agents or contractors, Tenant shall not be obligated to correct any violations of laws, regulations or code existing in the Premises as of the Commencement Date (which such violations shall be remedied by Landlord).

5.13 PAYMENT OF LITIGATION EXPENSES. As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor (Landlord hereby similarly agreeing to pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease).

                                   ARTICLE VI

                              CASUALTY AND TAKING

6.0 LANDLORD'S RESTORATION ESTIMATE. In case during the Lease Term the Building or Site are damaged by fire or other casualty, Landlord shall within forty-five (45) days after the occurrence thereof notify Tenant in writing of Landlord's reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence ("Landlord's Restoration Estimate").

6.1 DAMAGE RESULTING FROM CASUALTY. In case during the Lease Term the Building or the Site are damaged by fire or casualty, and if according to Landlord's Restoration Estimate such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within three hundred (300) days from the time that repair work would commence, either party may, at its election, terminate this Lease by notice given to the other party within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by the terminating party shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      In case during the last year of the Lease Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within the lesser of (x) one hundred fifty (150) days from the time that repair work would commence, or (y) the number of days then remaining in the Lease Term, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

      If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items of such a nature that Tenant can reasonably use the Premises for the Permitted Use notwithstanding the fact that such long lead items have not been completed. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

      Unless such restoration is completed within ten (10) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond twelve (12) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such ten-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord (or required to be maintained by Landlord hereunder) and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 RIGHTS OF TERMINATION FOR TAKING. If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

      If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 AWARD. Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

      Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE VII

                                    DEFAULT

7.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

            (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) days after written notice from Landlord thereof; or

            (ii) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

            (iii) Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

            (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (vi) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (vii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) business days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided; or

            (viii) Tenant shall abandon the Premises in such a manner as to create a hazard or nuisance in, or diminution in value to, the Premises or the Building.

      (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

            Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period during what would have been the Term of this Lease had the same not been terminated shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

      (d)   (i)   At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, Tenant shall pay to Landlord such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term, discounted to present value at a discount rate equal to the then-prevailing prime rate in Boston as set by Fleet National Bank (or its successor).

      (d) (ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

      (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations and repairs in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations and repairs shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

      (g) In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.1, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article VII or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (x) the Annual Fixed Rent and all Additional Rent payable for the lesser of (i) the twelve (12) months ended next prior to such termination or (ii) the number of months then remaining in the Term of this Lease, plus (y) the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect of the collection of any of such rent.

7.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty
         (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

8.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

         No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which any such party may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, the parties shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without hindrance or ejection by any persons lawfully claiming to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

         Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building (including proceeds from sale, financing or insurance) at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like.

8.5 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no default notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (not to exceed sixty (60) days or such shorter time period as may be agreed upon by Tenant and such mortgagee or ground lessor in a subordination, non-disturbance and attornment agreement) shall be treated as performance by Landlord. For the purposes of this Section
         8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

                  (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

                  (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                           In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof (the "Brokers"); and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

         (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Brokers; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Brokers for the Original Term of this Lease and, to the extent any such commission is due and payable in connection therewith, for the Extended Term (if exercised).

8.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

         If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

         If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), with a courtesy copy to Jennifer
         C. Platt, Esq. at Hutchins, Wheeler & Dittmar, P.C., 101 Federal Street, Boston, Massachusetts 02110.

         Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

         Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

         Any notice given by an attorney on behalf of Landlord or Tenant or by Landlord's managing agent shall be considered as given by Landlord or Tenant, as appropriate, and shall be fully effective.

         Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 SECTION HEADINGS. The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. Landlord agrees to use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current mortgagee of the Site. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord provided that such mortgagee or successor agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

         If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 STATUS REPORTS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord no more frequently than once during any twelve
         (12) month period, including, but not limited to financial statements for the past three (3) years (provided, however, that the provisions of this sentence shall be inapplicable for so long as Tenant is a public company whose stock is traded on a national exchange). Any such status statement or financial statement delivered by Tenant pursuant to this
         Section 8.16 may be relied upon by any Interested Party.

8.17 SELF-HELP. If Tenant shall at any time default beyond the expiration of any applicable notice and cure periods provided in this Lease (except in the event of an emergency situation, in which event Landlord may act prior to the expiration of any applicable cure period) in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Fleet National Bank or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19 NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. In addition, this waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

8.20 EXTENSION OPTION. (A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the herein described option to extend (i) there exists no "Event of Default" (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet in the aggregate thirty-three percent (33%) or more of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.1 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term." Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

         (B) If Tenant desires to exercise its option to extend the Term, then Tenant shall give notice to Landlord, not earlier than eighteen (18) months nor later than fifteen (15) months prior to the expiration of the Term of this Lease of Tenant's request for Landlord's quotation to Tenant of a proposed Annual Fixed Rent for the Extended Term. If at the expiration of thirty (30) days after the date when Landlord receives Tenant's written request as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for ten (10) days following the expiration of the Negotiation Period, to either (i) revoke its exercise of the extension option or (ii) make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit F) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit F. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be the greater of (a) ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination or (b) the Annual Fixed Rent in effect during the last twelve (12) month period of the Lease Term immediately prior to such Extended Term.

         (C) Upon either (a) the agreement by the parties on the Annual Fixed Rent for the Extended Term during the Negotiation Period or (b) the timely delivery by Tenant of notice to Landlord requesting the Broker Determination in accordance with Section 8.20(B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 8.20; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

8.21 SECURITY DEPOSIT. (A) Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Six Hundred Seventy-Nine Thousand Seven Hundred Eighty-Seven and 50/100 Dollars ($679,787.50) and Landlord shall hold the same, throughout the Term of this Lease, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard & Poor's Professional Rating Service of BBB- or comparable minimum rating from Moody's Professional Rating Service, (ii) be in a form reasonably acceptable to Landlord, (iii) permit one or more draws thereunder to be made accompanied by a certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers or pledges at any time without charge to any purchase of the Building or Landlord's interest therein or to any lender as security for a loan and (v) permit presentment in Boston, Massachusetts. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is thirty (30) days subsequent to the scheduled expiration of this Lease or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed or substituted (by substitute Letter of Credit) by Tenant each year and each renewal or substitution Letter of Credit shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver such renewal or substitution Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section 8.21. Upon the occurrence and during the continuation of any Event of Default on the part of Tenant under the terms of this Lease, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from such default. If Landlord so applies all or any portion of such deposit, Tenant shall within ten (10) days after notice from Landlord deposit cash with Landlord or increase the amount of the Letter of Credit in an amount sufficient to restore such deposit to the full amount stated in this Section 8.21. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

         (B) Provided that Tenant has maintained liquidity of at least $25,000,000.00 as of the fiscal quarter ending immediately prior to the scheduled reduction date set forth herein, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by Three Hundred Thirty-Nine Thousand Eight Hundred Ninety-Three and 75/100 Dollars ($339,893.75) so that the remaining amount secured by the Letter of Credit shall be Three Hundred Thirty-Nine Thousand Eight Hundred Ninety-Three and 75/100 Dollars ($339,893.75) on the first day of the thirty-seventh (37th) month of the Lease Term if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace (provided that such reduction shall occur if and when Tenant cures the same within the applicable cure period), and (ii) Landlord has not applied such deposit, or any portion thereof, to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord. For the purposes hereof, "liquidity" shall be measured as a total of cash, cash equivalents and short-term and long-term marketable securities on Tenant's balance sheet.

         (C) Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, including all interest earned thereon, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.21, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

8.22 LATE PAYMENT. If after having received written notice of late payment one time during any calendar year during the Lease Term, Tenant shall thereafter fail to make any payment or installment of Annual Fixed Rent or Additional Rent on or before the date (the "Interest Accrual Date") which is five (5) days from the date on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Interest Accrual Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

8.23 TENANT'S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

8.24 WAIVER OF TRIAL BY JURY. To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.25 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

      EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.


                               LANDLORD:

WITNESS:                       STONY BROOK ASSOCIATES LLC, a
                               Delaware limited liability company
----------------------------
                               By: Jones Road Development Associates LLC, a managing member

                                    By:  Boston Properties Limited Partnership,
                                         a managing member

                                         By:  Boston Properties, Inc., its
                                              general partner

                                              By: /s/ Michael A. Cantalupa
                                                 -------------------------------
                                              Name: Michael A. Contalupa
                                                   -----------------------------
                                              Title: Sr. Vice President
                                                    ----------------------------


                               TENANT:

                               NETEGRITY, INC.


                                    By:   /s/ Regina O. Sommer
                                         ---------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:  PRESIDENT
                                            ------------------------------------
                                            (OR VICE PRESIDENT)
                                            ------------------------------------
                                    HERETO DULY AUTHORIZED


ATTEST:


Name:                               By:  /s/ Regina O. Sommer
      ----------------------
Title: SECRETARY                    Name:
       ---------------------
       (ASSISTANT SECRETARY)        Title:  TREASURER
----------------------------                ------------------------------------
                                            (OR ASSISTANT TREASURER)
                                            ------------------------------------
                                    HERETO DULY AUTHORIZED

                                    (CORPORATE SEAL)

                                    EXHIBIT A

     Five parcels of land in Waltham and Weston, Middlesex County, Commonwealth of Massachusetts, of which Parcel I and Parcel II are shown on a plan entitled "Plan of Land in Waltham, Massachusetts, Prepared For Boston Properties," by Bradford Saivetz + Associates, Inc., Engineers and Architects, Scale 1" - 80', dated August 4, 1998, and recorded with Middlesex South Registry of Deeds as Plan #863 of 1998 in Book 28950, Page 76; being further described as follows:

PARCEL I:

The land in Waltham shown as "Parcel One" on said plan, and being further described as follows:

      Beginning at a stone bound on the northerly sideline of the land formerly of The Boston and Maine Railroad Central Mass. Div., now of the Massachusetts Bay Transportation Authority (MBTA) said bound being at the southeasterly corner of the herein described premises;

      thence running by a curve to the right having a radius of 1122.13 feet and an arc length of 253.63 feet;

      thence turning and running N 67(degree) 04' 17" W by land now or formerly of Abigail Hemenway a distance of 97.00 feet to a point;

      thence turning and running S 15(degree) 48' 39" W by land of said Hemenway a distance of 15.00 feet;

      thence running by said MBTA land by a curve to the right having a radius of 1122.13 feet and an arc length of 367.75 feet to a point;

      thence turning and running N 54(degree) 43' 37" W by said MBTA land 162.84 feet to a point;

      thence running by said MBTA land by a curve to the left having a radius of 1183.68 feet and an arc length of 293.42 feet to a point on a stone wall;

      thence turning and running by said wall and by land now or formerly of the Robinson/Waltham Company the following eight courses:

      N 16(degree) 49' 21" E, 62.97 feet;
      N 34(degree) 45' 37" E, 18.58 feet to a drill hole;
      N 51(degree) 21' 13" E, 11.21 feet;
      N 62(degree) 49' 54" E, 28.58 feet;
      N 80(degree) 23' 22" E, 13.70 feet:
      N 84(degree) 13' 51" E, 77.28 feet to a drill hole;

      S 64(degree) 16' 21" E, 43.21 feet to a drill hole;
      S 35(degree) 57' 50" E, 26.95 feet.

      Thence turning and running by land now or formerly of Ethel V. Slawsby, land of Rob, Paul & James McGinty, Jones Road, and land of Greenwall Associates, S 69(degree) 49' 03" E a distance of 877.27 feet to a point;

      thence turning and running by land now or formerly of Philip Pagliazzo and by said MBTA land S 09(degree) 42' 43" E a distance of 203.18 feet to the point of beginning.

The above described parcel contains 5.25 acres, more or less, according to said plan.

Said Parcel I is also shown as three parcels known as "Lot 17A, 121,699 +/- S.F. (2.79 +/- AC.)," "Lot 17B, 85,950 +/- S.F. (1.97 +/- AC.)," and "Jones Road
Extension (Private) (50' Wide)" on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL II:

The land in Waltham and Weston shown as "Parcel Two" on said plan, and being further described as follows:

      Beginning at a stone bound at the southeasterly corner of the above-described Parcel One;

      thence running S 01(degree) 22' 22" E a distance of 82.50 feet across land of the MBTA to a point on the southerly layout line of said MBTA land;

      thence running by a curve to the right having a radius of 1204.63 feet and an arc length of 374.70 feet to the true point of beginning.

      thence turning and running S 15(degree) 48' 39" W a distance of 98.17 feet to a point;

      thence turning and running S 86(degree) 00' 21" E a distance of 96.94 feet to a point;

      thence turning and running S 24(degree) 00' 59" W, partly by a wall,
      488.49 feet to a drill hole;

      thence turning and running by a wall S 33(degree) 31' 30" W a distance of
      91.45 feet to a drill hole;

      thence turning and running by a wall N 51(degree) 00' 53" W a distance of
      49.01 feet to a drill hole;

      thence turning and running by a wall N 57(degree) 39' 25" W a distance of
      108.53 feet to a drill hole;

      thence turning and running by a wall N 53(degree) 23' 23" W a distance of
      46.45 feet to a drill hole;

      thence turning and running by a wall N 34(degree) 40' 17" W a distance of
      87.60 feet to a drill hole;

      thence turning and running by a wall N 68(degree) 31' 10" W a distance of
      143.69 feet to a drill hole;

      thence turning and running S 60(degree) 25' 39" W a distance of 70 feet more or less to a point in the centerline of Stony Brook;

      then turning and running by the centerline of Stony Brook, approximately 590+/- feet to a point on the northerly side of the land formerly of The Boston & Maine Railroad, Fitchburg Div., now of the Massachusetts Bay Transportation Authority (MBTA);

      thence running by said MBTA land, by a curve to the left having a radius of 1959.37 feet and an arc length of 42 feet, more or less, to a point of compound curvature;

      thence running by said MBTA land, by a curve to the left having a radius of 1923.21 feet and an arc length of 212.96 feet to a point;

      thence turning and running by said MBTA land N 53(degree) 58' 14" W a distance of 272.68 feet to a point on the Town Line dividing the City of Waltham and Town of Weston;

      thence turning and running by said Town Line N 22(degree) 22' 15" E a distance of 52.90 feet to a point;

      thence continuing by said Town Line N 22(degree) 22' 16" E a distance of
      147.63 feet to a point on the southerly sideline of land now of the Massachusetts Bay Transportation Authority (MBTA) land, formerly of the Boston & Maine Railroad Central Mass. Division;

      thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 898.10 feet to a point;

      thence turning and running by said MBTA land S 54(degree) 43' 37" E a distance of 162.84 feet to a point;

      thence running by said MBTA land by a curve to the left having a radius of 1204.63 feet and an arc length of 395.77 feet to the true point and place of beginning.

The above described premises contains 17.5+/- acres, according to said plan.

So much of said Parcel II as is located in Waltham is also shown as "Lot 1A, 760,126 +/- S.F. (17.5 +/- AC.)" on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL III:

A parcel of land in Weston shown as "Samuel Philip Miller" on a plan entitled "Plan of Lands in Waltham, Massachusetts" by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

      Said parcel is also shown on a Survey entitled "ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts," prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

      Beginning at a point on the northerly sideline of land formerly of the Boston & Maine Railroad, Fitchburg, Div., now of the Massachusetts Bay Transportation Authority (MBTA), at its intersection with the southerly sideline of land formerly of the Boston & Maine Railroad Central Mass. Div., now of the MBTA;

      thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 228.90 feet to a point intersecting said southerly line of said MBTA land and the approximate town line dividing the Town of Weston and the City of Waltham;

      thence turning and running S 22(degree) 22' 16" W by Parcel Two a distance of 147.63 feet to a point;

      thence turning and running N 67(degree) 09' 45" W by said MBTA land, in part by a wall, a distance of 175.59 feet to the point of beginning.

PARCEL  IV:

A parcel of land in Weston being shown as lot "5A, 0.8 acres, Alfred Jones," on a plan entitled "Plan of Lands in Waltham, Massachusetts" by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

The above described parcel contains 0.8 acres, more or less, according to said plan.

      Said parcel is also shown on a Survey entitled "ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts," prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

      Beginning at the southeasterly corner of the herein described premises;

      thence running by land of the MBTA by a curve to the left having a radius of 1959.37 feet and an arc length of 519 feet, more or less, to a point in the centerline of the Stony Brook;

      thence turning and running by the centerline of the Stony Brook and by Parcel Two a distance of 590+/- feet, more or less, to a point;

      thence running by land now or formerly of the Massachusetts Broken Stone Company S 60 (degree) 25' 39" W a distance of 100+/- feet, more or less, to the point of beginning.

PARCEL V (Easement Parcel):

Crossing Easement from Massachusetts Bay Transportation Authority as recited in Easement Agreement dated February 11, 1999, recorded February 22, 1999, in Book 29826, Page 393, and shown on Easement Plan recorded as Plan #163 of 1999, in Book 29826, Page 392; also shown as "Crossing Easement A" over land in Waltham on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

                                    EXHIBIT B

                         WALTHAM WESTON CORPORATE CENTER
                                 NETEGRITY, INC.
                  BUILDING STANDARD MATERIALS AND TURNKEY SCOPE

Landlord will provide a turn-key buildout of Tenant's Premises substantially in accordance with the following scope definition and plan dated 7/30/02 attached hereto and incorporated herein as part of this Exhibit B. The improvements will be constructed with the building standard materials described below.

PARTITIONS

The following building standard materials will be provided by Landlord:

      a. Interior ceiling partitions (i.e. partitions within a single premises) will be 2-1/2" metals studs 24" on center with one layer of 5/8" gypsum board on each side. Partition will extend from floor to six (6) inches above the acoustic tile ceiling.

      b. Demising or other partitions providing sound attenuation will be 2-1/2" metal studs with two layers of 5/8" gypsum board on one side and one layer of 5/8" gypsum board on the other. Demising partitions will extend from floor to underside of structure above, subject to requirements of the building air conditioning system, and the partition will be filled with 3" compressed fiberglass sound insulation.

      c.    All partitions will have vinyl base 4" high.

      d. The CEO office, CEO's Assistant Area and the office next to the Engr Kitchen and Play Area to receive demising partitions described in b. above. Additional sound attenuation materials to be evaluated by the architect.

The following turnkey scope will be provided by Landlord:

      a.    Ceiling high partitions will be provided for the following:

            1.    Twenty-two (22) offices - 100 SF

            2.    Fourteen (14) offices - 120 SF

            3.    Fourteen (14) offices - 150 SF

            4.    Six (6) offices - 175 SF

            5.    Two (2) offices - 200 SF

            6.    One (1) Large Conference Room - 400 SF

            7.    Six (6) Medium Conference Room - 300 SF

            8.    Three (3) Small Conference Room - 140 SF

            9.    One (1) Large Lab - 670 SF

            10.   Three (3) Medium Labs - Two (2) at 300 SF and One (1) at 400
                  SF

            11.   One (1) Large Server Room - 720 SF

            12.   One (1) Engr Kitchen & Play Area

            13.   One (1) Shipping & Receiving Area


Netegrity, Inc. - Exhibit B                                                    1

            14.   One (1) Service Lobby

            15.   Four (4) Small Storage Closets

            16.   Four (4) Small Telephone Closets

            17.   One (1) Break Area

            18.   One (1) Lunch/Vending Area

            19.   One (1) Kitchen Area

            20.   One (1) Toilet Room

            21.   One (1) Travel Office

      b. Glass sidelights (18") shall be provided at all office and conference room doors 100 SF and larger (68 total)

DOORS

Building standard doors shall consist of the following:

      a. All doors within a single premises will be 3'0" x 8'0" solid core with stain grade, standard veneer faces, 1-3/4" thick and shall receive two coats of factory clear polyurethane finish. Door frames will be aluminum. Hardware will include 2 pair of butts, one standard duty latch set and one door stop. Offices greater than 175 SF shall be equipped with locksets (9 total).

      b.    All office doors to contain one coat hook.

      c.    Lab, Server Room, and Playroom doors to have closers (11 total).

      d. The four (4) doors located off the main reception area and two (2) doors in the East Wing Service Lobby shall have vision panels.

      e. Glass sidelights - frames will be aluminum with 18" single pane glazing.

      f. Perimeter office sidelights shall have a glazing film applied (23 total).

PAINTING AND WALL COVERING

The building standard for painting and wall covering is:

      a. All wall surfaces shall receive two coats of eggshell finish latex paint. Color selection will be made from a mutually agreed upon color palette with not more than one color per office. Accent colors may be used throughout the Premises.

      b. Conference rooms and senior VP office (175 SF or larger) may contain one accent color per room.

      c. All door frames within a single premises shall receive two coats of semi-gloss enamel to be selected from building standard samples. All interior door frames shall receive two coats of clear polyurethane.

CEILING

Building standard ceilings shall be 2'0" x 2'0" reveal edge textured acoustic lay-in tile, Celotex LeBaron, or equal. Ceiling height will be 9'0" typically. Above building standard ceiling will be provided in the following areas:

      a. Reception Area - Per mutually agreed to perspective drawing dated August 8, 2002, a combination drywall ceiling (approximately 50%) and


Netegrity, Inc. - Exhibit B                                                    2
            upgraded 2'0" x 2'0" acoustic tile (approximately 50%; target $3.25/sf) will be provided.

      b. Medium Conference Room - Per mutually agreed to perspective drawing dated August 8, 2002, a combination drywall ceiling (approximately 50%) and upgraded 2'0" x 2'0" acoustic tile (approximately 50%; target $3.25/sf) will be provided.

      c. Large Conference Room - A combination of drywall and upgraded 2'0" x 2'0" acoustic tile (target $3.25/sf) will be provided. Target percentage of drywall and acoustic tile is 25% and 75%, respectively.

      d. Engr Lunch and Playroom - A drywall soffit will be installed above the counters on the east side of the Play Room (22 LF).

      e. Intersection points - upgraded ceiling treatment (drywall or dropped 2' x 2' acoustic tile) to be evaluated by architect, tenant and landlord at various corridor intersection points (6 locations total).

LIGHTING

Building standard lighting shall be 2' x 4', low-brightness three tube parabolic reflector fixtures. Above building standard lighting shall be provided in the following areas:

      a. Reception Area - Incandescent downlight fixtures shall be installed in the Reception Area (approximately 14 fixtures). In addition, one standard drop fixture to be located over the seating area.

      b. Medium Conference Room - Incandescent downlight fixtures shall be installed in the Medium Conference Room (approximately 10 fixtures). In addition, one standard drop fixture to be located over the conference table.

      c. Large Conference Room - Incandescent downlight fixtures to be installed in the Large Conference Room (approximately 14 fixtures).

      d. Open office areas - Indirect lighting to be installed in the open office areas.

      e. Private offices - tenant will determine whether to install building standard 2' x 4' fixtures or indirect lighting in partitioned offices. For offices 120 SF or smaller, a 6' indirect fixture will be provided. For offices larger than 120 SF, a 8' indirect fixture will be provided.

TELEPHONE OUTLETS

Building standard tel/data work shall include one wall location per office prepared to receive a telephone outlet installation by Tenant's telecommunication contractor. In total, one tel/data box will be provided for each 200 square feet of rentable area, each to consist of plaster ring and cable pull string to above its individual ceiling. In addition, each conference room shall have two tel/data boxes on opposite walls.

ELECTRIC

The following describes building standard materials and turnkey scope for Tenant's electrical:

      a. Two (2) electric outlets (one of which may be a quadplex outlet) and one (1) telephone outlet per office, except all conference rooms to have four


Netegrity, Inc. - Exhibit B                                                    3

            (4) electric duplex outlets and two (2) telephone outlets. Eight (8) duplex outlets per circuit.

      b. Power feeds to two hundred forty-eight (248) workstations, four (4) workstations per circuit.

      c. Tenant to provide data and telephone wiring to offices and workstations.

      d. Miscellaneous duplex outlets, as reasonably required, in all auxiliary space such as lichens, mail room, printer/fax locations and copy rooms with the exception of special electrical requirements in excess of the criteria specified in Exhibit C Landlord Services.

HVAC

The building standard HVAC scope consists of a complete variable air volume
(VAV) system installed to serve all areas of the premises, including the installation of a medium pressure ring duct, as provided in the preliminary Base Building Outline Specifications previously furnished. Space thermostats and separate zones will be provided for approximately each 50 lineal feet of building perimeter and approximately each 2,000 square feet of building interior. Any thermostats located at an exterior wall shall be insulated.

Supply air shall be provided through ceiling mounted diffusers. Return air will be into a ceiling return air plenum through slots in the light fixtures or separate ceiling mounted grills as required. A separate zone and exhaust fan to the ceiling plenum for the conference rooms.

MILLWORK

      a.    Plastic laminate base cabinets and counter tops in:

            i)    Copy Rooms, 25 LF

            ii)   Break Rooms/Kitchens, 52 LF

            iii)  Fax/Printer locations, 35 LF

      b.    Paint grade shelf and rod in each Coat Closet (2 total).

PLUMBING

One (1) sink with waste and hot and cold water in Engr Lunch & Play Area, Break Room, East Wing Kitchen and restroom located near the Reception Area. In addition a coffee maker hook up will be provided in the in Engr Lunch & Play Area, Break Room and East Wing Kitchen. One (1) toilet will be provided in the restroom located near the Reception Area. Any additional plumbing required to be provided at Tenant's Cost.

FLOOR FINISHES

A flooring allowance of $20/SY of installed area shall be provided (including vinyl base at partitions).



Netegrity, Inc. - Exhibit B                                                    4

STRUCTURAL REINFORCEMENT

No additional structural requirements beyond that provided by Base Building Specifications are included in tenant improvements.

FIRE PROTECTION

The fire protection system will be installed to meet all applicable local, state and federal codes and regulations for light hazard occupancy.

SPECIAL ALLOWANCE

Landlord will provide a Special Allowance of $30,000 to be used by Tenant in connection with Tenant Improvements to the Premises above and beyond the turnkey scope described above.

Except as described above, the following work is excluded from the Landlord's turnkey scope of work:

      a. Any electrical work in excess of that described in the preliminary Base Building Outline Specifications previously furnished.

      b. Any HVAC work in excess of that described in the preliminary Base Building Outline Specifications previously furnished.

      c. Tenant's telecommunication design, systems, wires, equipment and other services or infrastructure required by Tenant.

      d. Tenant's security design, systems, equipment, wires and other services and infrastructure required by Tenant.

      e. Tenant's audio/visual design, systems, equipment and other services and infrastructure required by Tenant.

      f.    Tenant's furniture design, wiring, and installation.




Netegrity, Inc. - Exhibit B                                                    5

                                   EXHIBIT B-1

                         WALTHAM WESTON CORPORATE CENTER
                   ADDITIONAL TENANT WORK DRAWING REQUIREMENTS

1.    Floor plan indicating workstation and furniture locations.

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.    Locations and details of special security requirements and equipment.

5. Locations and details of special audio/visual requirements, equipment and systems.

6. Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements (i.e. rooms such as telephone closets, server room, NOC rooms and labs).

7. Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 100 lbs./s.f (i.e. for any UPS system, heavy file storage, etc)

8. Details and specifications of special millwork, rolling doors/movevable partitions, grilles, blackboards, shelves, etc.

9. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

10.   Location of any special soundproofing requirements.

11. All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

12. Additional Tenant Work Drawing submittal shall be in a CAD format compatible with Landlord's architect drawing system.

                                    EXHIBIT C

                         WALTHAM WESTON CORPORATE CENTER
                             WALTHAM, MASSACHUSETTS

                                LANDLORD SERVICES
--------------------------------------------------------------------------------

I.    CLEANING:

      Cleaning and janitor services as provided below:

      A.    OFFICE AREAS:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1. Empty and clean all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

            2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

            3.    Vacuum all rugs and carpeted areas.

            4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

            5.    Wash clean all water fountains and sanitize.

            6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

            7.    Wipe clean all chrome and other bright work.

            8.    Hand dust grill work within normal reach.

            9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

            10.   Empty all recycling bins and remove all recyclables.

            WEEKLY:

            Dust coat racks and the like.

            QUARTERLY:

            1. Render high dusting not reached in daily cleaning to include:

                  a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                  b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                  c)    dusting all pipes, ducts and moldings.

                  d)    dusting of all vertical blinds.

            2.    Spray buff all resilient floors.

      B.    LAVATORIES:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1.    Sweep and damp mop.

            2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

            3.    Wash both sides of all toilet seats.

            4.    Wash all basins, bowls and urinals.

            5.    Dust and clean all powder room fixtures.

            6.    Empty and clean paper towel and sanitary disposal receptacles.

            7.    Remove waste paper and refuse.

            8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

            MONTHLY:

            1.    Machine scrub lavatory floors.

            2.    Wash all partitions and tile walls in lavatories.

            3.    Dust all lighting fixtures and grills in lavatories.

      C.    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

            2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

            3.    Spot clean any metal work inside lobbies.

            4.    Spot clean any metal work surrounding building entrance doors.

            5.    Sweep all stairwells and dust handrails.

            MONTHLY:

            1.    All resilient tile floors in public areas to be spray buffed.

      D.    WINDOW CLEANING:

            All exterior windows shall be washed on the inside and outside surfaces no less than two (2) times per year.

II.   HVAC:

      A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of rentable floor area served, and a combined lighting and standard electrical load of 4 watts per square foot of rentable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing. If within fifteen (15) days Tenant has not modified its use so as not to cause such overload, Landlord may, if needed, provide supplemental systems at Tenant's expense.

            Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

            i) Cooling season indoor conditions of not in excess of 78E Fahrenheit when outdoor conditions are 88E Fahrenheit drybulb and 74E Fahrenheit wetbulb.

            ii) Heating season minimum room temperature of 72E Fahrenheit when outdoor conditions are 1E Fahrenheit drybulb.

      B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

            If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.  ELECTRICAL SERVICES:

      A. Landlord shall provide electric power for a combined load of 4.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

      B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.5 watts per square foot.

      C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.   ELEVATORS:

      Provide passenger elevator service twenty-four (24) hours per day, seven
      (7) days per week.

V.    WATER:

      Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.   BUILDING DIRECTORY

      Provide a building directory.

VII.  CARD ACCESS SYSTEM:

      Landlord will provide a card access system at one entry door of the building.

                                    EXHIBIT E

               DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

      THIS AGREEMENT made this      day of            , 200 , by and between
STONY BROOK ASSOCIATES LLC (hereinafter "Landlord") and NETEGRITY, INC. (hereinafter "Tenant").

                          W I T N E S S E T H T H A T:

      1.    This Agreement is made pursuant to Section 2.4 of that certain Lease
dated                , 2002 between the parties aforenamed as Landlord and
Tenant (the "Lease").

      2.    It is hereby stipulated that the Lease Term commenced on       ,
(being the "Commencement Date" under the Lease), and shall end and expire on , unless sooner terminated or extended, as provided for in the Lease.

      WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

                              LANDLORD:

                              STONY BROOK ASSOCIATES LLC

                              By:   Jones Road Development Associates
                                    LLC, a managing member

                                    By:   Boston Properties Limited Partnership,
                                          a managing member

                                          By:   Boston Properties, Inc., its
                                                general Partner

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Title:
                                                      ------------------------

                              TENANT:

                              NETEGRITY, INC.


                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK                                                 , 200
                                                  ----------------     -


      Then personally appeared before me the above-named                , as
                                                         ---------------
              of Stony Brook Associates LLC as aforesaid, who acknowledged the
-------------
foregoing instrument to be his free act and deed as such officer and the free act and deed of said limited liability company.


                                          NOTARY PUBLIC
                                          My Commission Expires:



                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF                                                             , 200
          ---------------------------              -------------------     -


      Then personally appeared before me the above-named                 , as
                                                         ---------------
                   of Netegrity, Inc. as aforesaid, who acknowledged the
------------------
foregoing instrument to be his/her free act and deed as such officer and the free act and deed of said corporation.


                                          NOTARY PUBLIC
                                          My Commission Expires:

                                    EXHIBIT F

                 BROKER DETERMINATION OF PREVAILING MARKET RENT
                     AND OTHER BUSINESS TERMS AND CONDITIONS

      Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent and/or the other business terms and conditions upon which particular space is to be leased by Tenant, the following procedures and requirements shall apply:

1. Tenant's Request. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent and (to the extent applicable) other business terms and conditions, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2. Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3. Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. Broker Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises and (to the extent applicable) other business terms and conditions for the period referred to in the Lease. Such determination (x) may include provision for annual increases or decreases in rent during said term if so determined, (y) shall take into account the condition of the Premises and (z) shall take account of, and be expressed in relation to, provisions for paying for operating expenses, taxes and tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value (which as so determined shall be referred to as the Prevailing Market


                            Exhibit F - Page 1 of 2

      Rent) and (to the extent applicable) other business terms and conditions upon which the space is to be leased by Tenant.

5. Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value and/or other business terms and conditions, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations, and in the case of monetary determinations, the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of the monetary term or provision at issue.

6. Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7. Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent and (to the extent applicable) other business terms and conditions in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.



                            Exhibit F - Page 2 of 2

                                    EXHIBIT G

                                 NOTICE OF LEASE

Notice is hereby given pursuant to Chapter 183, Section 4, of the Massachusetts General Laws of the following Lease:

Landlord:

      Stony Brook Associates LLC, a Delaware limited liability company

Tenant:

      Netegrity, Inc, a Delaware corporation

Date of Execution of Lease:

      August   , 2002

Description of Lease Premises:

      The entire fifth (5th) floor comprising approximately 54,383 square feet (the "Premises"), of the building located at 201 Jones Road, Waltham, Massachusetts (the "Building"), situated on the land more particularly described in Exhibit A attached hereto and incorporated herein.

Term:

      The term of the Lease shall be a period of sixty (60) months commencing on the Commencement Date.

Commencement Date:

      The first to occur of (a) the day on which the work described in Section
3.1 of the Lease to be performed by Landlord is substantially completed or (b) the date on which Tenant commences beneficial use of the Premises or any portion thereof.

Extension Option:

      Tenant has the option to extend the term of the Lease for one (1) period of sixty (60) months as provided in Section 8.20 of the Lease.

Expansion Option:

      Tenant has the right to lease (i) an additional 5,000-10,000 square feet located on the either the first, second, third or fourth floor of the Building upon the terms and subject to the conditions in Section 2.1.1(A) of the Lease and (ii) an additional 10,000-25,000 square feet located on either the first, second, third or fourth floor of the Building upon the terms and subject to the conditions in Section 2.1.1(B) of the Lease.

Right of First Offer:

      Tenant has the right to lease portions of the fourth floor of the Building subject to the availability of the same and subject to the terms and conditions set forth in Section 2.1.2 of the Lease.

      Executed as an instrument under seal as of the    day of           , 2002.

                                    STONY BROOK ASSOCIATES LLC

                                    By:   Jones Road Development Associates LLC,
                                          a managing member

                                          By:   Boston Properties Limited
                                                Partnership, a managing member

                                                By:   Boston Properties, Inc.,
                                                      its general partner

                                                By:
                                                   -------------------------
                                                Name:
                                                     -----------------------
                                                Title:
                                                      ----------------------



                                    NETEGRITY, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------

                          COMMONWEALTH OF MASSACHUSETTS

                  , ss:                                                , 2002
------------------                                    -----------------

      Then personally appeared the above-named                     , as
                     of Boston Properties, Inc., who acknowledged the foregoing instrument to be his free act and deed as such officer as aforesaid and the free act and deed of said corporation as the general partner of Boston Properties Limited Partnership as managing member of Jones Road Development Associates LLC as managing member of Stony Brook Associates LLC, before me,


                                          ----------------------------------
                                          Notary Public
                                          My Commission Expires:





                          COMMONWEALTH OF MASSACHUSETTS

                  , ss:                                                , 2002
------------------                                    -----------------

      Then personally appeared the above-named                   , as
                  of Netegrity, Inc., who acknowledged the foregoing instrument to be his/her free act and deed as such officer as aforesaid and the free act and deed of said corporation, before me,


                                          ----------------------------------
                                          Notary Public
                                          My Commission Expires